UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 9, 2008

(Date of earliest event reported)

PHARMACYCLICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

995 E. Arques Avenue
Sunnyvale, California 94085-4521
(408) 774-0330

(Address of principal executive offices including zip code and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) Appointment of new Chief Financial Officer

On October 9, 2008, Pharmacyclics, Inc. (the "Company") appointed current member of the Board of Directors (the "Board") Robert W. Duggan to be interim Chief Financial Officer of the Company, effective upon the resignation of Leiv Lea as of October 31, 2008, to temporarily fill the vacancy created by Mr. Lea's resignation. Mr. Duggan is expected to fill this role until another Chief Financial Officer is hired.

Mr. Duggan, age 64, has been a member of the Board since September 2007 and has been the interim Chief Executive Officer of the Company and Chairman of the Board since September 10, 2008. Mr. Duggan served as Chairman of the Board of Directors of Computer Motion, Inc., a computerized surgical systems company, from 1990 to 2003 and Chief Executive Officer from 1997. Computer Motion was acquired by Intuitive Surgical, Inc. in 2003. Mr. Duggan is the Founder of the investment firm Robert W. Duggan & Associates. Mr. Duggan has been a private venture investor for more than 30 years and has participated as a director of, investor in and advisor to numerous small and large businesses in the medical equipment, computer local and wide area network, PC hardware and software distribution, digital encryption, consumer retail goods and outdoor media communication industries. Mr. Duggan has also assisted in corporate planning, capital formation and management for his various investments. He received the Congressman's Medal of Merit and in 2000 he was named a Knight of the Legion of Honor by President Jacques Chirac. Mr. Duggan is currently also a director of Intuitive Surgical, Inc. and has been since 2003. He is a member of the University of California at Santa Barbara Foundation Board of Trustees.

Mr. Duggan has no family relationships with executive officers or directors of the Company.

(d) Election of New Directors

On October 9, 2008, the Board appointed Cynthia Bamdad, Ph.D. and David Smith, Ph.D. to be directors of the Company effective immediately to fill the vacancies created by the resignations of members of the Board described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 15, 2008 and as amended on September 18, 2008. Dr. Bamdad was also appointed to serve as a member of the Audit, Compensation and the Nominating and Corporate Governance Committees of the Board. Dr. Smith was appointed to serve on the Nominating and Corporate Governance Committee of the Board.

On October 9, 2008, pursuant to the terms of the Company's 2004 Equity Incentive Award Plan, Drs. Bambad and Smith were each granted options to purchase 10,000 shares of the Company common stock at an exercise price equal to $1.92 per share, the fair market value on the date of the grant.

(e) Entry into Material Compensatory Plan

On October 10, 2008, the Board approved a stock grant of 84,756 shares of the Company's common stock to Mr. Duggan as compensation for his role as interim Chief Executive Officer and interim Chief Financial Officer.

ITEM 8.01    OTHER EVENTS

On October 1, 2008, the Company filed a Current Report on Form 8-K disclosing that it had received a staff deficiency letter from The Nasdaq Stock Market indicating that the Company was not in compliance with Nasdaq Marketplace Rule 4350(d)(2) (the "Rule") due to the vacancies created on the Audit Committee by the resignation of Christine A. White, M.D. and Miles R. Gilburne. The Rule requires each Nasdaq-listed company to have at least three independent members on its Audit Committee. With the resignation of Dr. White and Mr. Gilburne, the Company's Audit Committee consisted of one member.

The Company has since taken remedial actions by appointing Dr. Bamdad and Minesh Mehta, M.D. to serve on the Company's Audit Committee. On October 13, 2008, the Company received a letter from The Nasdaq Stock Market indicating that the staff has determined that the Company now complies with the Rule and that the matter is now closed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 16, 2008

PHARMACYCLICS, INC. By: /s/ Robert W. Duggan Name: Robert W. Duggan Title: Chairman and Interim Chief Executive Officer